UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 27, 2024

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2024, Tenon Medical, Inc. (the “Company”) entered into an offer letter (the “Letter”) with Kevin Williamson pursuant to which Mr. Williamson was appointed as Chief Financial Officer of the Company, effective as of September 3, 2024. The Company is filing this Current Report on Form 8-K on August 27, 2024, in conjunction with the public announcement of the appointment.

Mr. Williamson, age 39, most recently served as the Chief Financial Officer at Accelus Inc., a Florida-based medical device company focused on expandable spinal implant technology. In this role, from 2020 to 2024, Mr. Williamson was responsible for the Finance organization, Investor Relations and information technology functions. Prior to this role, Mr. Williamson served as the Director of Finance at Accelus Inc. from 2019 to 2020, where he was responsible for Financial Planning and Analysis. From 2015 to 2019, Mr. Williamson held various roles of increasing responsibility in the Corporate Finance department at NuVasive, Inc., a California-based medical device company focused on minimally invasive spine surgery. Mr. Williamson holds a B.S. in Business Administration, Finance from San Diego State University and an M.B.A. from the University of San Diego – Knauss School of Business.

Pursuant to the Letter, the Company will pay Mr. Williamson a salary of $315,000 per year (the “Base Salary”). In addition, Mr. Williamson will be eligible for a bonus of up to 30% of the Base Salary each year, subject to proration for the 2024 fiscal year. The Company will recommend to the Board that Mr. Williamson be granted a restricted stock unit award of 50,000 shares of the common stock of the Company, of which one third will vest after 12 months from the vesting start date, with the remaining two thirds vesting in equal semi annual installments over the subsequent two years, subject to continued employment through each vesting date. If Mr. Williamson is terminated without cause, the Company will provide severance pay equal to 100% of the Base Salary for a period of 12 months from the date of termination.

The foregoing summary of the Letter does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01. Other Events.

On August 27, 2024, the Company issued a press release announcing the appointment of Mr. Williamson as the Chief Financial Officer effective as of September 3, 2024. The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth under this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Offer Letter dated as of August 16, 2024, issued by the Company to Kevin Williamson
99.1	Press Release dated as of August 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2024	TENON MEDICAL, INC.

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President

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